CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES

                                      EXHIBIT 11
             COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE


                                                  FOR THE QUARTER         FOR THE NINE MONTHS
                                                ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                             ------------------------  ------------------------
                                                 1996        1995          1996        1995
                                                 ----        ----          ----        ----
Primary earnings per share calculation:
  Weighted average number of shares assuming
    primary dilution                           3,803,719   3,710,054     3,784,217   3,691,866
                                             ========================  ========================

  Consolidated net (loss)/income               ($390,871)   $988,122    $5,090,595  $5,410,639
                                             ========================  ========================

Total primary earnings per share                  ($0.10)      $0.27         $1.35       $1.47
                                             ========================  ========================

Fully diluted earings per share calculation (1):
  Weighted average number of shares assuming
    primary dilution                           3,803,719   3,710,054     3,784,217   3,691,866
  Contingent shares                              242,171     247,287       243,427     249,487
                                             ------------------------  ------------------------
  Weighted average number of shares assuming
    full dilution                              4,045,890   3,957,341     4,027,644   3,941,353
                                             ========================  ========================

  Consolidated net (loss)/income               ($390,871)   $988,122    $5,090,595  $5,410,639
  Interest on convertible debt                    85,438      87,484       255,775     261,907
  Less:  Applicable federal income taxes          33,321      34,119        99,752     102,144
                                             ------------------------  ------------------------
  Adjusted net (loss)/income                   ($338,754) $1,041,487    $5,246,618  $5,570,402
                                             ========================  ========================

Fully diluted earnings per share                  ($0.08)      $0.26         $1.30       $1.41
                                             ========================  ========================


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result for the quarter ended September 30, 1996.